UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________________________
FORM 8-K
__________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 3, 2026
__________________________________________________________________________
MSC Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-6000
Not Applicable
___________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MSIF	New York Stock Exchange NYSE Texas
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2026, the board of directors (the “Board”) of MSC Income Fund, Inc. (“MSC Income”) increased the size of the Board from four to five directors and appointed Nataly M. Marks as a member to fill the vacancy created by the increase to serve the remainder of the current term. Ms. Marks was also appointed to serve on the audit committee of the
Board.
Ms. Marks, age 45, has served as the President of Triple-S Steel Holdings, Inc. since joining the company in 2022. Triple-S
Steel is one of the nation’s largest family-owned steel service centers with over 50 locations across North America and
Colombia, offering structural steel, tubing, specialty metals and value-added processing to customers in the construction, manufacturing and infrastructure industries. As President of Triple-S Steel, Ms. Marks oversees the company’s finance, human resources, operations, information technology and commercial teams, while driving operational excellence, strategic talent development, cybersecurity planning and overseeing enterprise-wide digital transformation initiatives. Ms. Marks also leverages her 20 years of experience in the banking industry to lead the development and execution of Triple-S Steel’s strategic initiatives centered on growth via organic opportunities and acquisitions. Prior to her current role, Ms. Marks served in various leadership roles of increasing responsibility at JPMorgan Chase & Co. (“JPMorgan”) from 2009 to 2022, including as Head of Middle Market Banking for Houston and Central Texas, lead of the National Beverage Banking
Practice and Managing Director of the Corporate Client Banking Group, covering diversified public companies in the
South Region. Ms. Marks started her career in investment banking at JPMorgan, focusing on transactions involving equity and M&A advisory. Ms. Marks previously served as a member of the board of directors of the United Way of Greater
Houston, the Greater Houston Partnership, where she also served on the executive committee, Vita-Living Inc., a non-
profit organization serving severely disabled adults, and Harris County Education Foundation. Ms. Marks also served as an
Advisory Board Member nominated by former Houston Mayor Sylvester Turner for the city’s Hurricane Harvey Relief
Fund. In 2020, Ms. Marks was recognized as a 40 Under 40 honoree by the Houston Business Journal. Ms. Marks graduated from the University of Texas at Austin with a B.B.A. in Finance.
Ms. Marks will be entitled to receive compensation for her service on the Board consistent with MSC Income’s director compensation program for non-employee directors, as described under the heading “Compensation of Directors” in MSC
Income’s proxy statement for its 2025 Annual Meeting of Stockholders filed with the Securities and Exchange
Commission (the “SEC”) on June 4, 2025. In connection with her appointment to the Board, MSC Income entered into its standard indemnification agreement with Ms. Marks, the form of which was previously filed with the SEC on May 31,
2012 as Exhibit (k)(6) to Pre-Effective Amendment No. 3 to MSC Income’s Registration Statement on Form N-2 (File No.
333-178548).
The Board and its relevant committees have determined that Ms. Marks qualifies as an independent director under the listing standards of the New York Stock Exchange, as not an “interested person” under Section 2(a)(19) of the Investment
Company Act of 1940, as amended, and as an “audit committee financial expert” under SEC rules. There are no arrangements or understandings between Ms. Marks and any other persons pursuant to which she was selected as director.
There are no current or proposed transactions between MSC Income and Ms. Marks or her immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.
Item 7.01            Regulation FS Disclosure.
MSC Income announced Ms. Marks’ appointment to the Board and its audit committee in a press release, dated February 4,
2026. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed
“filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such  filing.
Item 9.01Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated February 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc.

Date: February 4, 2026	By:	/s/ Cory E. Gilbert
Name: Cory E. Gilbert
Title: Chief Financial Officer